Exhibit 3.47
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/16/2002
020453357-3547733
CERTIFICATE OF FORMATION
OF
SUNTERRA BENT CREEK VILLAGE DEVELOPMENT, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particulary Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra Bent Creek Village Development, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 15, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 10/07/2003
FILED 11:30 AM 10/07/2003
SRV 030645163 — 3547733 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA BENT CREEK VILLAGE DEVELOPMENT, LLC
     1. The name of the limited liability company is SUNTERRA BENT CREEK VILLAGE DEVELOPMENT, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
SUNTERRA HILTON HEAD DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Bent Creek Village Development, LLC this 6th day of October 2003.

SUNTERRA DEVELOPER AND SALES HOLDING COMPANY a Delaware corporation
By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Its: Vice President

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA HILTON HEAD DEVELOPMENT, LLC
     SUNTERRA HILTON HEAD DEVELOPMENT, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is: SUNTERRA HILTON HEAD DEVELOPMENT, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 14, 2004.

/s/ Lori Knohl
Lori Knohl, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:41 PM 01/23/2004
FILED 12:10 PM 01/23/2004
SRV 040049696 — 3547733 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:58 PM 10/17/2007
FILED 06:58 PM 10/17/2007
SRV 071127729 — 3547733 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA HILTON HEAD DEVELOPMENT, LLC
     1. The name of the limited liability company is SUNTERRA HILTON HEAD DEVELOPMENT, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS HILTON HEAD DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Hilton Head Development, LLC this 16th Day of October 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Authorized Person